EXHIBIT 23.2

CONSENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-259375 on Form S-4 of our report dated September 7, 2021, relating to the financial statements of GreenLight Biosciences, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 10, 2022